UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of report (Date of earliest event reported)      January 17, 2008

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

Amended Long-Term Incentive Plan

On January 17, 2008, the Compensation Committee of the Board of Directors of Mac-Gray Corporation (the “Company”), consisting solely of independent directors (the “Committee”), approved the amendment and restatement of the Mac-Gray Corporation Long Term Incentive Plan (the “Amended LTIP”).  The Amended LTIP amends the Company’s Long-Term Incentive Plan previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 2, 2006 (the “Prior LTIP”).  Pursuant to the Amended LTIP, eligible participants may receive incentive awards of restricted stock units and stock options upon the achievement of certain financial performance goals based on the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) less interest expense and capital expenditures.  The Amended LTIP amends the Prior LTIP to clarify that a portion of the restricted stock units will vest each year upon achievement of at least 90% of the performance goals for such year, with such portion that vests increasing as the percentage of the performance goal achieved increases.  The foregoing description is qualified in its entirety by reference to the Amended LTIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 17, 2008, in connection with the Amended LTIP, the Committee approved two new forms of restricted stock unit agreements to be used for awards under the Amended LTIP, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3.

On January 17, 2008, the Committee designated seventeen participants who are eligible for awards under the Amended LTIP and established a target award for each participant for the 2008 fiscal year.  The Chief Executive Officer and the five other executive officers of the Company are eligible for awards under the Amended LTIP equal to the following maximum percentages of their base salary:

Stewart G. MacDonald, Jr., Chairman and CEO	100%

Michael J. Shea, Executive Vice President and Chief Financial Officer	60%

Neil F. MacLellan, Executive Vice President, Sales	60%

Todd O. Burger, Executive Vice President, Operations	60%

Robert J. Tuttle, Chief Information Officer and Chief Technology Officer	60%

Linda A. Serafini, Vice President, General Counsel and Secretary	40%

Amended Senior Executive Incentive Plan

On January 17, 2008, the Committee approved the amendment and restatement of the Mac-Gray Corporation Senior Executive Incentive Plan (the “Amended EIP”).  The Amended EIP amends the Company’s Senior Executive Incentive Plan previously filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Prior EIP”).  The Amended EIP amends the Prior EIP to (a) clarify the relative percentages of the target awards to be based on financial goals and individual goals and the discretion of the Committee with respect thereto and  (b) provide that payment of any awards will be made by March 15th of each year.  The foregoing description is qualified in its entirety by reference to the Amended EIP, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

On January 17, 2008, the Committee approved the performance goals and the weighting that will be used to determine the amount of bonus awards under the Amended EIP for the 2008 fiscal year: Company-wide targets for revenue (25% weighting), earnings before interest, taxes, depreciation and amortization (25% weighting), debt coverage and cash flow ratios (20% weighting) and earnings per share (10% weighting); and individual performance objectives (20% weighting).

Form of Non-Qualified Stock Option

On January 17, 2008, the Committee approved a new form of non-qualified stock option agreement for non-employee directors to be used in connection with awards to non-employee directors under the Mac-Gray Corporation 2005 Stock Option and Incentive Plan.  A copy of the agreement is attached hereto as Exhibit 10.5.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

10.1                           Mac-Gray Corporation Long Term Incentive Plan

10.2                           Form of Restricted Stock Unit Agreement (Cash Settled)

10.3                           Form of Restricted Stock Unit Agreement (Stock Settled)

10.4                           Mac-Gray Corporation Senior Executive Incentive Plan

10.5                           Form of Non-Qualified Stock Option Agreement for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: January 24, 2008	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mac-Gray Corporation Long Term Incentive Plan, filed herewith.

10.2	Form of Restricted Stock Unit Agreement (Cash Settled), filed herewith.

10.3	Form of Restricted Stock Unit Agreement (Stock Settled), filed herewith.

10.4	Mac-Gray Corporation Senior Executive Incentive Plan, filed herewith.

10.5	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors, filed herewith.